UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 24, 2014

VACCINOGEN, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-54997	14-1997223
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5300 Westview Drive, Suite 406, Frederick,	MD 21703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 668-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2014, we entered into a binding agreement (the “Agreement”) with The Investment Syndicate, a group of investors (“TIS”), pursuant to which TIS has agreed to purchase (a) up to 3,636,364 units (“Units”), each Unit consisting of one share of our common stock and one warrant, exercisable for five years, to purchase three tenths (0.3) of a share of common stock at an exercise price of $6.05 per whole share, at $5.50 per Unit, for a total of up to $20,000,000, in our current Unit (Round C) offering, and (b) up to 10,909,091 shares of our common stock at $5.50 per share, for a total of up to an additional $60,000,000, all in up to five (5) closings, on the terms and conditions described herein. TIS’ obligation to purchase any Units (or shares of common stock) under the Agreement is subject to the satisfaction of various closing conditions, including, without limitation, the following:

•	a condition that we enter into a termination agreement with Intracel Holding Corporation (“Intracel”), our largest stockholder, with respect to our October 10, 2007 license agreement with Intracel, as amended, (the “License Agreement”), as described below;

•	a condition that our management be restructured, as described below; and

•	a condition that we enter into an amended agreement with The Abell Foundation (“Abell”), a current holder of an option to purchase up to $5,000,000 worth of shares of our common stock, under which Abell must either confirm its commitment to purchase shares of our common stock within a definite period of time or surrender the option, as described below.

In addition to these conditions, there are also additional conditions on TIS’ obligation to purchase any shares of our common stock in subsequent closings, as described in detail below. There can be no assurance that any of the conditions, including the condition that Intracel agree to enter into the termination agreement, will be met or that TIS will purchase any Units or common stock.

Closing Conditions

Subject to the terms and conditions described herein, TIS has agreed to purchase the Units and the shares of common stock in up to five (5) closings, as follows:

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First Closing: Subject to satisfaction of the conditions described herein, TIS has agreed to purchase 1,818,182 Units at $5.50 per Unit, for a total of $10,000,000, in our current Unit (Round C) offering, within twenty-one (21) business days following the execution of the Agreement. We have agreed to use the proceeds from this first closing to pay off its existing undisputed past due payables. Prior to consummation of the first closing, we must satisfy the following conditions:

Termination of Intracel License Agreement.  On October 10, 2007, we entered into the License Agreement with Intracel for exclusive rights to use the OncoVAX® technology platform.  In consideration of the license, we (i) agreed to issue to Intracel equity equal to 10% of our fully diluted capitalization, (ii) assumed $4 million of liabilities of Intracel to Organon Teknika Corporation (“Organon”), of which $3.5 million remains outstanding, (iii) paid $450,000 in cash for settling a trade payable related to the OncoVAX® intellectual property, and (iv) granted royalty payments to Intracel based on future sales of OncoVAX®.  On June 24, 2010, we entered into an asset transfer agreement (the “Asset Transfer Agreement”) and an amendment to the License Agreement (the “License Amendment”) with Intracel, pursuant to which Intracel transferred the OncoVAX® technology platform to us in consideration of (i) termination of certain significant terms of the License Agreement, (ii) Intracel’s retention of royalties on future sales, (iii) our agreement to make certain licensing payments to Intracel, and (iv) our agreement to assume all of Intracel’s obligations to Organon.

Before the first closing, we must deliver a termination agreement between us and Intracel, pursuant to which Intracel must agree to terminate the License Agreement, the License Amendment, and other agreements related thereto.  No additional financial or equity consideration can be paid to Intracel for such termination.  However, the termination agreement will not take effect unless and until TIS purchases all 3,636,364 Units and all 10,909,091 shares of our common stock, for a total of $80,000,000, pursuant to the Agreement.

Intracel has not advised us that it will enter into such a termination agreement. There can be no assurance that Intracel will enter into such a termination agreement, either on the terms set forth in the Agreement or otherwise. If Intracel does not enter into a termination agreement that is satisfactory to TIS, TIS will not be obligated to purchase any of our securities.

Management Restructuring. Before or at the time of the first closing, Michael G. Hanna, Jr., Ph.D. would step down as Chief Executive Officer and will serve as Chairman Emeritus on our board of directors (the “Board”) and “special advisor to the CEO.” The Agreement requires execution of an updated employment agreement for Dr. Hanna to assure his transfer of technical knowledge to new clinical and technical personnel hired for the development of cancer therapeutic products. The Agreement also urges the appointment of Andrew Tussing, currently President and Chief Operating Officer, as our Chief Executive Officer and as a member of the Board. The Agreement further requires execution of a new 3-year employment agreement for Mr. Tussing, with approval of the to-be-formed compensation committee of the Board. Dr. Hanna has advised us that, upon satisfaction of the other closing conditions, he would step down as Chief Executive Officer and serve in the capacity of Chairman Emeritus on the Board and “special advisor to the CEO.” Mr. Tussing has advised us that, upon satisfaction of the other closing conditions, he would accept the appointment as Chief Executive Officer.

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Confirmation of Abell Equity Investment. On January 16, 2013, we entered into an investment agreement (the “Investment Agreement”) with Abell, under which Abell was granted an option to acquire up to $5,000,000 million of our common stock. The number of shares to be issued will be based on the lowest price paid by any purchaser of shares in a subsequent round of equity financing meeting certain conditions defined in the Investment Agreement. The term of the Investment Agreement and Abell’s right to exercise is perpetual.

Before or at the time of the first closing, we must enter into an amended agreement with Abell, under which Abell must either (a) confirm its commitment to purchase 909,091 shares of our common stock at $5.50 per share, for a total of $5,000,000, before the third (3rd) closing, or (b) surrender its investment option.

The Abell Foundation has not advised us that it will enter into such an amended agreement. There can be no assurance that Abell will enter into such an amended agreement, either on the terms set forth in the Agreement or otherwise. If Abell does not enter into an amended agreement that is satisfactory to TIS, TIS will be not obligated to purchase any of our securities.

Board Re-constitution. Before the first closing, we must increase the number of directors on the Board to seven (7) directors. The reconstituted Board will consist of Dr. Hanna, Mr. Tussing, John Nicolis, two (2) Intracel nominees, a TIS nominee, and a new chairman. The new chairman will initially be either Benjamin Carson, M.D., or Anders Halldin, a TIS leader, if Dr. Carson is unwilling to join the board or otherwise unavailable. On or before the second closing, we must reduce the number of directors on our Board to six (6) directors, to consist of the same members as at the first closing, except that Intracel will only have one nominee. On or before the fifth closing, we must increase the number of directors on our Board to seven (7) directors, to consist of the same directors as at the second closing, except that two (2) independent directors will be appointed with Dr. Hanna retiring from the Board upon appointment of the second independent director. Dr. Hanna will retain “Chairman Emeritus” status following resignation.

As of the date hereof, we have not approved the board re-constitution as discussed. If the board re-constitution does not occur, TIS will not be obligated to purchase any of our securities.

Second Closing: Subject to satisfaction of the conditions described herein, TIS has agreed to purchase an additional 1,818,182 Units at $5.50 per Unit, for a total of $10,000,000, in our current Unit (Round C) offering, within twenty-one (21) business days following the date of the first closing.

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Third Closing: Subject to satisfaction of the conditions described herein, TIS has agreed to purchase 3,636,364 shares of our common stock at $5.50 per share, for a total of $20,000,000. Prior to and as a condition to consummation of the third closing, one patient must receive the first 3 doses of OncoVAX, with positive result, in our proposed confirmatory Phase IIIb clinical trial of OncoVAX® in Stage II colon cancer under a Special Protocol Assessment approved by the U.S. Food & Drug Administration. The planned Phase IIIb clinical trial is expected to commence within sixty (60) days of obtaining adequate funding.

Fourth Closing: Subject to satisfaction of the conditions described herein, TIS has agreed to purchase 3,636,364 shares of our common stock at $5.50 per share, for a total of $20,000,000. Prior to and as a condition to consummation of the fourth closing, we must implement a new corporate structure as mutually agreed between TIS and us.

Fifth Closing: Subject to satisfaction of the conditions described herein, TIS has agreed to purchase 3,636,364 shares of our common stock at $5.50 per share, for a total of $20,000,000. Prior to and as a condition to consummation of the fifth closing, our common stock must be listed on either the New York Stock Exchange or NASDAQ.

In addition to the foregoing, TIS has the option, but not the obligation, to purchase an additional 5,454,545 shares of our common stock at $5.50 per share, for a total of up to $30,000,000. This right expires six (6) months after the first closing.

The description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached to this Current Report on Form 8-K and incorporated herein by reference. This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

On April 24, 2014, we entered into a binding agreement (the “Agreement”) with TIS, pursuant to which TIS has agreed to purchase (a) up to 3,636,364 units (“Units”), each Unit consisting of one share of our common stock and one warrant, exercisable for five years, to purchase three tenths (0.3) of a share of common stock at an exercise price of $6.05 per whole share, at $5.50 per Unit, for a total of up to $20,000,000, in our current Unit (Round C) offering, and (b) up to 10,909,091 shares of our common stock at $5.50 per share, for a total of up to an additional $60,000,000, all in up to five (5) closings, on the terms and conditions described in Item 1.01. In addition to the foregoing, TIS has the option, but not the obligation, to purchase an additional 5,454,545 shares of our common stock at $5.50 per share, for a total of up to $30,000,000. This right expires six (6) months after the first closing.

TIS’ obligation to purchase any Units (or shares of common stock) under the Agreement is subject to the satisfaction of various closing conditions, as described in Item 1.01. In addition to these conditions, there are also additional conditions on TIS’ obligation to purchase any shares of our common stock in subsequent closings, as described in Item 1.01. There can be no assurance that any of the conditions will be met or that TIS will purchase any Units or common stock.

The transactions contemplated under the Agreement will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to exemptions afforded by Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2014, in connection with the Agreement described under Item 1.01 above, Michael G. Hanna, Jr., Ph.D., our Chief Executive Officer and Chairman of the Board, has advised us that, if the other closing conditions for the first closing described in the Agreement are met, he will step down as Chief Executive Officer and serve in the capacity of Chairman Emeritus on the Board and “special advisor to the CEO.” If this occurs, the Agreement described under Item 1.01 above requires execution of an updated employment agreement for Dr. Hanna to assure his transfer of technical knowledge to new clinical and technical personnel hired for the development of cancer therapeutic products. The terms of the updated employment agreement described herein have not been determined.

The Agreement described under 1.01 above also urges the appointment of Andrew Tussing, currently President and Chief Operating Officer, as our Chief Executive Officer and as a member of the Board. The Agreement further requires execution of a new 3-year employment agreement for Mr. Tussing, with approval of the to-be-formed compensation committee of the Board. Dr. Hanna has advised us that, upon satisfaction of the other closing conditions, he will step down as Chief Executive Officer and serve in the capacity of Chairman Emeritus on the Board and “special advisor to the CEO.” Mr. Tussing has advised us that, upon satisfaction of the other closing conditions, he would accept the appointment as Chief Executive Officer. The terms of the new employment agreement described herein have not been determined.

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Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

10.1	Agreement between Vaccinogen, Inc. and The Investment Syndicate, effective as of April 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN INC.

(Registrant)

Date: April 28, 2014	By:	/s/ Michael G. Hanna, Jr., Ph.D.
Michael G. Hanna, Jr., Ph.D.
Chief Executive Officer

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